                                                                    EXHIBIT 4.2

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                          SANTA FE SNYDER CORPORATION

                                     ISSUER

                                      AND


                             THE BANK OF NEW YORK,

                                    TRUSTEE

                               ------------------

                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF JUNE 14, 1999

                                       TO

                                   INDENTURE

                            DATED AS OF JUNE 1, 1999

                               ------------------

                          8.05% SENIOR NOTES DUE 2004

                               ------------------



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


         FIRST SUPPLEMENTAL INDENTURE, dated as of June 14, 1999 (herein called the "First Supplemental Indenture"), between SANTA FE SNYDER CORPORATION, a Delaware corporation (herein called the "Company"), having its principal office at 1616 South Voss Road, 10th Floor, Houston, Texas 77057 and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the Indenture referred to below (herein called the "Trustee").

                            RECITALS OF THE COMPANY:

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture, dated as of June 1, 1999 (herein called the "Original Indenture"), providing for the issuance from time to time of one or more series of the Company's unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), the terms of which are to be determined as set forth in Section 301 of the Original Indenture; and

         WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture; and

         WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $125,000,000, which series shall be designated the 8.05% Senior Notes Due 2004 (the "Notes"), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this First Supplemental Indenture has been duly taken; and

         WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this First Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         That in consideration of the premises and the issuance of the Notes, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE I

               TERMS AND ISSUANCE OF 8.05% SENIOR NOTES DUE 2004

         SECTION I.1 Issue of Notes. A series of Securities which shall be designated the "8.05% Senior Notes Due 2004" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture, including without limitation the terms set forth in this First Supplemental Indenture (including the form of Notes referred to in Section 1.02 hereof). The aggregate principal amount of Notes which may be authenticated and delivered under the Original Indenture shall not, except as permitted by the provisions of the Original Indenture (which shall include, without limitation, the terms of Section 301 permitting the Company to reopen this series of Securities for additional Securities of this series), exceed $125,000,000. The entire amount of Notes may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company pursuant to Section 303 of the Indenture.

         SECTION I.2 Forms of Notes and Authentication Certificate. The Notes initially shall be issuable in the form of one or more Global Securities, registered in the name of the Depositary or its nominee. The Depository Trust Company shall be the Depositary for such Global Securities. The forms and terms of the Notes and the Trustee's certificate of authentication shall be substantially as set forth on Exhibit A hereto.

                                   ARTICLE II

                                 MISCELLANEOUS

         SECTION II.1 Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

         SECTION II.2 Responsibility for Recitals, Etc. The recitals herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

         SECTION II.3 Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements in this First Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

         SECTION II.4 New York Contract. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS AND PRINCIPLES THEREOF.

         SECTION II.5 Execution and Counterparts. This First Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

         SECTION II.6 Capitalized Terms. Capitalized terms not otherwise defined in this First Supplemental Indenture shall have the respective meanings assigned to them in the Original Indenture.

         IN WITNESS WHEREOF, said SANTA FE SNYDER CORPORATION has caused this First Supplemental Indenture to be executed in its corporate name by its Chairman of the Board or its President or one of its Vice Presidents, and said THE BANK OF NEW YORK has caused this First Supplemental Indenture to be executed in its corporate name by one of its Authorized Officers as of June 14, 1999.


                                       SANTA FE SNYDER CORPORATION


                                       By:   /s/ David L. Hicks
                                           -------------------------------------
                                           Name: David L. Hicks
                                           Title: Vice President -- Law and
                                                  General Counsel


                                       THE BANK OF NEW YORK, AS TRUSTEE


                                       By:  /s/ Van K. Brown
                                           -------------------------------------
                                           Name: Van K. Brown
                                           Title: Assistant Vice President

                                                                      EXHIBIT A

         [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

                          SANTA FE SNYDER CORPORATION

                           8.05% SENIOR NOTE DUE 2004

NO.                                                                U.S.$
CUSIP No. 80218K AA 3


------------------
* Insert in Global Securities only.

         SANTA FE SNYDER CORPORATION, a corporation duly incorporated and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________________________, or registered assigns, the principal sum of _____________________ United States Dollars on June 15, 2004, and to pay interest thereon from June 15, 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 1999, at the rate of 8.05% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at such time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         [Payment of the principal of and premium, if any, and interest on this Security will be made by transfer of immediately available funds to a bank account in New York, New York designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]*

         [Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or at such other offices or agencies as the Company may designate; provided, however, that payment of interest may be made at the option of the Company by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.]**

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


--------
*    Insert in Global Securities only.
**   Insert in Definitive Securities only.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:

                                       SANTA FE SNYDER CORPORATION


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                       THE BANK OF NEW YORK,
                                       AS TRUSTEE


                                       By:
                                           -------------------------------------
                                           Authorized Officer

                          SANTA FE SNYDER CORPORATION
                           8.05% SENIOR NOTE DUE 2004

         This Security is one of a duly authorized issue of Securities of the Company (the "Securities"), issued and to be issued in one or more series under an Indenture dated as of June 1, 1999 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of a series of Securities designated on the face hereof limited (subject to the terms of the Indenture) in aggregate principal amount to U.S.
$125,000,000.

         The Securities of this series are redeemable, upon not less than 30 nor more than 60 days' notice by mail, as a whole or in part, at the option of the Company at any time at a Redemption Price equal to the sum of (i) 100% of the principal amount thereof, (ii) the applicable Make-Whole Premium as determined by an Independent Investment Banker, and (iii) accrued and unpaid interest thereon to the date of redemption, but interest installments whose Stated Maturity is on or prior to such date of redemption will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Comparable Treasury Yield, plus 0.25%.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that has a constant maturity that corresponds to the period from the Redemption Date to the Stated Maturity of the Securities of this series to be redeemed (the "Remaining Term"), calculated to the nearest 1/12th of a year.

         "Comparable Treasury Yield" means the rate per annum equal to the weekly average yield to maturity of the Comparable Treasury Issue. The weekly average yields to maturity of United States Treasury securities will be determined as of the third Business Day preceding such Redemption Date and by reference to the most recent statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "H.15 (519) Selected Interest Rates" or any successor release. If the H.15 statistical release sets forth a weekly average yield for United States Treasury securities having a constant maturity that is the same as the Remaining Term, then the Comparable Treasury Yield will be equal to such weekly average yield. In all other cases, the Comparable Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury securities that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury securities that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 statistical release or any successor release). Any weekly average yields calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States Treasury securities are not available in the H.15 statistical release or otherwise, then the Comparable Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

         "Independent Investment Banker" means an independent investment banking institution of national reputation appointed by the Company for the purpose of calculating the Make-Whole Premium payable in respect of the redemption of any Securities of this series, or any portion thereof. If the Company fails to appoint such an independent investment banking institution at least 45 days prior to an applicable Redemption Date, or if the independent investment banking institution so appointed is unwilling or unable to calculate the applicable Make-Whole Premium, the calculation will be made by Salomon Smith Barney Inc.; provided, however, that in such case if Salomon Smith Barney Inc. is unwilling or unable to make the calculation, the Company will appoint an independent investment banking institution to make such calculation.

         "Make-Whole Premium" means an amount with respect to any Securities of this series to be redeemed, equal to the excess, if any, of (i) the sum of the present values, calculated as of the applicable Redemption Date, of the remaining scheduled payments of principal and interest thereon (excluding any accrued interest for any period prior to the Redemption Date) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, over (ii) the principal amount of the Securities being redeemed. The present values shall be calculated in accordance with generally accepted principles of financial analysis.

         Notwithstanding Section 1104 of the Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

         Promptly after the calculation thereof, the Company shall give the Trustee written notice of the Redemption Price for the foregoing redemption.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in aggregate principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

         [This Global Security or portion hereof may not be exchanged for Definitive Securities except in the limited circumstances provided in the Indenture.

         The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders hereof for any purpose under the Indenture.]*

-----------------------
*        Insert in Global Securities only.

         [As provided in the Indenture and subject to certain limitations set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.]**

         The Securities of this series are issuable only in registered form, without coupons, in denominations of U.S. $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

         The Indenture provides that the Company (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest of the Securities, but such money need not be segregated from other funds except to the extent required by law.

         THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


--------
**       Insert in Definitive Securities only.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         [FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------
            (Please Print or Typewrite Name and Address of Assignee)

the within instrument of SANTA FE SNYDER CORPORATION and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Please Insert Social Security or
Other Identifying Number of Assignee:

                                       -----------------------------------------

Dated:
      -----------------------------    -----------------------------------------
                                                      (Signature)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]**


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**       Insert in Definitive Securities only.

                                      A-9